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                                                                    EXHIBIT 21.1

                   Subsidiaries of Encore Acquisition Company


                                                              State or other Jurisdiction of
         Name of Subsidiary                              Subsidiary Incorporation or Organization
         ------------------                              ----------------------------------------
         EAP Energy, Inc.                                              Delaware
         EAP Properties, Inc.                                          Delaware
         EAP Operating, Inc.                                           Delaware
         EAP Energy Services, L.P.                                     Texas
         Encore Operating, L.P.                                        Texas